EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-57648, 333-15679, 333-33885, 333-47536, 333-47538, 333-88387 and 333-182734 on Form S-8 of our report dated May 4, 2012, relating to the consolidated financial statements and financial statement schedule of Material Sciences Corporation and subsidiaries appearing in this Annual Report on Form 10-K of Material Sciences Corporation for the year ended February 28, 2013.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

May 6, 2013